UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2016

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment to the Audit Committee

On October 21, 2016, the Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) appointed James L Tyree, a director of the Company, to serve on the Audit Committee of the Board, which is now comprised of Karen A. Dawes, Louis J. Lavigne, Jr., Peter D. Staple, and James L. Tyree.

Appointment to the Compensation Committee

On October 21, 2016, the Board appointed James P. Fogarty, a director of the Company, to serve on the Compensation Committee of the Board, which is now comprised of Karen A. Dawes, James P. Fogarty, Samuel R. Saks, MD, and David B. Zenoff.

Appointment to the Nominating and Corporate Committee

On October 21, 2016, the Board appointed Robert G. Savage, a director of the Company, to serve on the Nominating and Corporate Governance Committee of the Board, which is now comprised of Samuel R. Saks, MD., Robert G. Savage, Peter D. Staple, and David B. Zenoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: October 25, 2016	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel